DELAWARE-VOYAGEUR TAX-EXEMPT TRUST
                     SERIES 10 AND CERTAIN SUBSEQUENT SERIES

                     STANDARD TERMS AND CONDITIONS OF TRUST

                               DATED: MAY 22, 1997

                                     BETWEEN

                          VOYAGEUR FUND MANAGERS, INC.
                                   Depositor,

                            MULLER DATA CORPORATION,
                                    Evaluator

                                       AND

                            THE CHASE MANHATTAN BANK,
                                     Trustee





                                                  INDEX

ARTICLE I      DEFINITIONS .............................................     1

Agreement ..............................................................     1
Bonds ..................................................................     2
Business Day ...........................................................     2
Certificate ............................................................     2
Contract Obligations ...................................................     5
Depositor ..............................................................     5
Evaluation Time ........................................................     5
Evaluator ..............................................................     5
Fund ...................................................................     5
Initial Date of Deposit ................................................     5
Insurance ..............................................................     5
Insurer ................................................................     6
Interest Account .......................................................     6
Interest Distribution ..................................................     6
Interest Distribution Date .............................................     6
Principal Account ......................................................     6
Principal Distribution Date ............................................     6
Program Agent ..........................................................     6
Record Date ............................................................     6
Redemption Date ........................................................     7
Redemption Price .......................................................     7
Reserve Account ........................................................     7
Supplement Trust Agreement .............................................     7
Trust Agreement ........................................................     7
Trust Fund or Trust ....................................................     7
Trust Fund Evaluation ..................................................     7
Trustee ................................................................     7
Unit ...................................................................     7
Unitholder .............................................................     8
Unit Value .............................................................     8

ARTICLE II     DEPOSIT OF BONDS; ACCEPTANCE OF TRUST;
               ISSUANCE OF UNITS; FORM OF CERTIFICATES;
               PORTFOLIO INSURANCE .....................................     8

Section 2.01.  Deposit of Bonds ........................................     8
Section 2.02.  Acceptance of Trust .....................................    10
Section 2.03.  Issuance of Units .......................................    10
Section 2.04.  Form of Certificates ....................................    11
Section 2.05.  Portfolio Insurance for the Insured Trusts ..............    11

ARTICLE III    ADMINISTRATION OF FUND ..................................    13

Section 3.01.  Certain Moneys to be Credited to Interest Account .......    13
Section 3.02.  Certain Moneys to be Credited to Principal Account ......    13
Section 3.03.  Establishment of Reserve Account ........................    14
Section 3.04.  Certain Deductions and Distributions ....................    14
Section 3.05.  Statements and Reports ..................................    17
Section 3.06.  Extraordinary Sale of Bonds .............................    18
Section 3.07.  Refunding Obligations ...................................    20
Section 3.08.  Counsel .................................................    20
Section 3.09.  Action by Trustee Regarding Bonds .......................    20
Section 3.10.  Trustee Not Required to Adjust Accounts .................    21
Section 3.11.  Notice of Change in Principal Account ...................    21
Section 3.12.  Limited Replacement of Special Bonds ....................    21
Section 3.13.  Compensation of Depositor for Supervisory Services ......    22
Section 3.14.  Bookkeeping and Administrative Expenses .................    22

ARTICLE IV     EVALUATION OF BONDS .....................................    24

Section 4.01.  Evaluation of Bonds .....................................    24
Section 4.02.  Certain Information to be made Available ................    25
Section 4.03.  Compensation of the Evaluator ...........................    25
Section 4.04.  Liability of the Evaluator ..............................    26
Section 4.05.  Resignation, Removal and Other Matters Relating to
               the Evaluator ...........................................    26

ARTICLE V      TRUST FUND EVALUATION ...................................    27

Section 5.01.  Trust Fund Evaluation ...................................    27
Section 5.02.  Redemption of Units .....................................    28

ARTICLE VI     ISSUANCE, TRANSFER, INTERCHANGE .........................    31

Section 6.01.  Issuance of Certificates ................................    31
Section 6.02.  Transfer of Units .......................................    31
Section 6.03.  Replacement of Certificates .............................    32
Section 6.04.  Form of Certificate .....................................    32

ARTICLE VII    DEPOSITOR ...............................................    32

Section 7.01.  Certain Matters Regarding Succession ....................    32
Section 7.02.  Liability of Depositor and Indemnification ..............    33

ARTICLE VIII   TRUSTEE .................................................    34

Section 8.01.  General Matters Relating to the Trustee .................    34
Section 8.02.  Books, Records and Reports ..............................    36
Section 8.03.  Reports to Securities and Exchange Commission and Others     36
Section 8.04.  Agreement and List of Bonds on File .....................    36
Section 8.05.  Compensation of Trustee .................................    36
Section 8.06.  Resignation, Discharge or Removal of the Trustee;
               Successors ..............................................    38
Section 8.07.  Qualification of Trustee ................................    39
Section 8.08.  Collateral ..............................................    39

ARTICLE IX     TERMINATION .............................................    39

Section 9.01.  Procedure Upon Termination ..............................    39
Section 9.02.  Notice to Unitholders ...................................    41
Section 9.03.  Moneys to be Held in Trust Without Interest .............    41
Section 9.04.  Dissolution of Depositor Not to Terminate ...............    41

ARTICLE X      MISCELLANEOUS PROVISIONS ................................    41

Section 10.01. Amendment and Waiver ....................................    41
Section 10.02. Initial Costs ...........................................    42
Section 10.03. Registration (Initial and Current) of Units and Fund ....    43
Section 10.04. Certain Matters Relating to Unitholders .................    43
Section 10.05. New York Law to Govern ..................................    44
Section 10.06. Notices .................................................    44
Section 10.07. Severability ............................................    44
Section 10.08. Separate and Distinct Series ............................    44

EXECUTION ..............................................................    42
ACKNOWLEDGMENTS ........................................................    43





                       DELAWARE-VOYAGEUR TAX-EXEMPT TRUST
                     SERIES 10 AND CERTAIN SUBSEQUENT SERIES


                     STANDARD TERMS AND CONDITIONS OF TRUST


                             EFFECTIVE May 22, 1997

         These Standard Terms and Conditions of Trust, Effective May 22, 1997, are executed between Voyageur Fund Managers, Inc., as Depositor, Muller Data Corporation, as Evaluator and The Chase Manhattan Bank, as Trustee.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                  INTRODUCTION

         These Standard Terms and Conditions of Trust shall be applicable to Series 10 and each Series subsequent to the date hereof of Delaware-Voyageur Tax-Exempt Trust for which The Chase Manhattan Bank acts as Trustee as provided in this paragraph. For each such series of Delaware Voyageur Tax-Exempt Trust to which these Standard Terms and Conditions of Trust are to be applicable, the Depositor, the Evaluator named in the Trust Agreement and the Trustee shall execute a Trust Agreement incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusion from or exception to such incorporation by reference for the purposes of that series or variation of the terms hereof for the purposes of that series and specifying for that series (i) the name of each Trust Fund, and (ii) the Bonds deposited in trust for each Trust Fund.

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

AGREEMENT

         These Standard Terms and Conditions of Trust and all amendments and supplements hereto and thereto.

BONDS

         The interest-bearing tax-exempt obligations, including Contract Obligations listed in all Schedules to the Trust Agreement or deposited in the Trust Fund pursuant to Section 2.01(b) and any obligations received in exchange or substitution for such obligations pursuant to Sections 3.07 or 3.12 hereof, as may from time to time continue to be held as a part of any Trust Fund.

BUSINESS DAY

         Any day other than a Saturday, Sunday or a day on which the New York Stock Exchange is closed.

CERTIFICATE

         Any one of the Certificates manually executed by the Trustee in substantially the following form with the blanks appropriately filled in:




                               Face of Certificate

NUMBER                  DELAWARE-VOYAGEUR TAX-EXEMPT TRUST                UNITS
                       CERTIFICATE OF BENEFICIAL OWNERSHIP

         THIS CERTIFIES THAT _____________________________ is the registered owner of _______ Unit(s) of fractional undivided interest in Delaware-Voyageur Tax-Exempt Trust of the above Series (herein referred to as the "TRUST") created under the laws of the State of New York pursuant to the Agreement and the related Trust Agreement, a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the aforesaid Agreement and the related Trust Agreement to which the holder of this Certificate by virtue of the acceptance hereof assents and is bound. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the office of the Trustee upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee, and payment of the fees and expenses provided in the Agreement.

         WITNESS the facsimile signature of the Depositor and the manual signature of an authorized signatory of the Trustee.



Dated:

VOYAGEUR FUND MANAGERS, INC.,                      THE CHASE MANHATTAN BANK,
Depositor,                                         Trustee,
One Commerce Square                                4 New York Plaza
Philadelphia, Pennsylvania 19103                   New York, New York 10004-2413


By __________________________                      By __________________________
      Authorized Signature                               Authorized Signature



                             REVERSE OF CERTIFICATE

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto



                           __________________________


                           __________________________



                                         Please Insert Social Security or Other
                                         Identifying Number of Assignee

                                         ______________________________________

                                         ______________________________________


the within Certificate and does hereby irrevocably constitute and appoint ___________________________________________________, attorney, to transfer the within Certificate on the books of the Trustee, with full power of substitution in the premises.



Dated:  __________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee.



                                         Signature Guaranteed

                                         By ___________________________________




CONTRACT OBLIGATIONS

         The Bonds listed in the Schedules of the Trust Agreement which are to be acquired by any Trust Fund pursuant to contract, contracts for the purchase of such bonds which have been assigned to the Trustee along with the amount required for their purchase which have been delivered to the Trustee or Bonds which the Depositor has contracted to purchase for any Trust Fund pursuant to
Section 3.12 hereof.

DEPOSITOR

         Voyageur Fund Managers, Inc. or its successors or any successor Depositor appointed as herein provided.

EVALUATION TIME

         That time stated in the Prospectus for each respective Trust Fund appearing in the "Summary of Essential Financial Information."

EVALUATOR

         Muller Data Corporation or its successors or any successor Evaluator appointed as herein provided.

FUND

         All Trust Funds outstanding under this Agreement.

INITIAL DATE OF DEPOSIT

         The meaning assigned to it in the Prospectus for each respective Trust Fund appearing in the "Summary of Essential Information."

INSURANCE

         The contract or policy of insurance obtained by certain Trust Funds guaranteeing the payment when due of the principal of and interest on the Bonds held pursuant and subject to this Agreement, including those Bonds held pursuant and subject to this Agreement which are also insured by individual policies of insurance which have been obtained by the issuers of such Bonds, together with the proceeds, if any, thereof payable to or received by the Trustee for the benefit of such Trust Funds and the Unitholders thereof except that Insurance shall not include those Bonds held pursuant and subject to this Agreement which at the time of their deposit are insured by individual policies of insurance which have been obtained by the issuers of such Bonds or others (the "PRE-INSURED BONDS").

INSURER

         Any insurance company, its successors and assigns, which is the issuer of the contract or policy of insurance obtained by a Trust Fund protecting such Trust Fund and the Unitholders thereof against nonpayment when due of the principal of and interest on any Bond (except for Pre-Insured Bonds) held by the Trustee as part of the Fund.

INTEREST ACCOUNT

         The account created pursuant to Section 3.01.

INTEREST DISTRIBUTION

         The meaning assigned to it in Section 3.04.

INTEREST DISTRIBUTION DATE

         The meaning assigned to it in the Prospectus for each respective Trust Fund under the caption "Distribution Dates" appearing in the "Summary of Essential Financial Information."

PERMANENT INSURANCE

         The meaning assigned to it in Section 5.02.

PRINCIPAL ACCOUNT

         The account created pursuant to Section 3.02.

PRINCIPAL DISTRIBUTION DATE

         The meaning assigned to it in the Prospectus for each respective Trust Fund under the caption "Distribution Dates" appearing in the "Summary of Essential Financial Information."

PROGRAM AGENT

         Program Agent shall mean The Chase Manhattan Bank or its successors, unless a different Program Agent shall be designated by the Trust Agreement for a particular Trust Fund.

RECORD DATE

         The meaning assigned to it in the Prospectus for each respective Trust Fund under the caption "Record Dates" appearing in the "Summary of Essential Financial Information."

REDEMPTION DATE

         The meaning assigned to it in Section 5.02.

REDEMPTION PRICE

         The meaning assigned to it in Section 5.02.

RESERVE ACCOUNT

         The account created pursuant to Section 3.03.

SUPPLEMENT TRUST AGREEMENT

         Shall mean an amendment or supplement to the Trust Agreement executed pursuant to Section 2.01(b) for the purpose of depositing additional Bonds in the Trust Fund and issuing additional Units.

TRUST AGREEMENT

         The Trust Agreement for the particular series of Delaware-Voyageur Tax-Exempt Trust into which these Standard Terms and Conditions of Trust are incorporated.

TRUST FUND OR TRUST

         Any one of the separate trusts created by this Agreement and a Trust Agreement which shall consist of the Bonds and all undistributed interest or other amounts received or accrued thereon and any undistributed cash held in the Principal and Interest Accounts or otherwise realized from the sale, liquidation, redemption or maturity thereof, exclusive of any amounts which may be on deposit in the Reserve Account.

TRUST FUND EVALUATION

         The meaning assigned to it in Section 5.01.

TRUSTEE

         The Chase Manhattan Bank or its successors or any successor Trustee appointed as herein provided.

UNIT

         The fractional undivided interest in and ownership of an individual Trust Fund equal initially to the fraction specified in the Prospectus for each respective Trust Fund under the caption "Fractional Undivided Interest in the Trust per Unit" appearing in the "Summary of Essential Financial Information," the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof and (2) decreased by the number of any such Units redeemed as provided in Section 5.02. Whenever reference is made herein to the "INTEREST" of a Unitholder in the Trust Fund or in the Interest or Principal Accounts, it shall mean such fractional undivided interest represented by the number of Units, whether or not evidenced by a Certificate or Certificates, held of record by such Unitholder in such Trust Fund.

UNITHOLDER

         The holder of any Unit as recorded on the books of the Trustee, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a holder of any Unit.

UNIT VALUE

         The value of the fractional undivided interest in and ownership of any individual Trust Fund represented by each Unit as determined by a Trust Fund Evaluation.

         Words importing a singular number shall include the plural number in each case and vice versa, except as the context herein may clearly indicate otherwise and words importing persons shall include corporations, partnerships and associations, as well as natural persons. The words "HEREIN", "HEREBY", "HEREWITH", "HERETOFORE", and other singular words or phrases or references and associations shall refer to the Agreement in its entirety.


                                   ARTICLE II

                     DEPOSIT OF BONDS; ACCEPTANCE OF TRUST;
          ISSUANCE OF UNITS; FORM OF CERTIFICATES; PORTFOLIO INSURANCE

         SECTION 2.01. DEPOSIT OF BONDS. (a) The Depositor, concurrently with the execution and delivery hereof, hereby grants and conveys all of its right, title and interest in and to and hereby conveys to and deposits with the Trustee in an irrevocable Trust the Bonds (together with accrued and unpaid interest thereon) and confirmations of contracts to purchase Bonds, including Contract Obligations, listed in the Schedules to the Trust Agreement duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to be held, managed and applied by the Trustee as herein provided for the benefit of each Unitholder to the extent of such Unitholder's interest in the Trust Fund. The Depositor hereby also delivers to the Trustee a certified check or checks, cash or cash equivalents or an irrevocable letter or letters of credit issued by a commercial bank or banks in an amount necessary to consummate the purchase of any Bonds or Contract Obligations. In the event any Bonds have not been delivered to the Trustee on or before the close of business of the Trustee on the day before the date of expiration of any letter or letters of credit, the Trustee is hereby directed to draw on such letter or letters of credit unless the Depositor has either extended or replaced such letter or letters on or before such close of business.

         (b) From time to time following the Initial Date of Deposit for a Trust, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Bonds for such Trust, in bearer form, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Bonds), to be held, managed and applied by the Trustee as herein provided. Such deposit of additional Bonds shall be made, in each case, pursuant to an executed Supplemental Trust Agreement. The Depositor, in each case, shall ensure that each deposit of additional Bonds pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio for such Bonds as is specified in the Prospectus for the Trust and the Depositor shall ensure that such Bonds are identical to those deposited on the Initial Date of Deposit. The Depositor shall obtain an opinion of counsel satisfactory to the Depositor as to the validity of each deposit of additional Bonds. Any brokerage fees related to the purchase of Bonds deposited in the Trust Fund after the Initial Date of Deposit shall be an expense of such Trust Fund. The Depositor shall deliver the additional Bonds which were not delivered concurrently with the deposit of additional Bonds and which were represented by Contract Obligations within 10 calendar days after such deposit of additional Bonds (the "ADDITIONAL BONDS DELIVERY PERIOD"). If a contract to buy such Bonds between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason such Bonds are not delivered to the Trust Fund by the end of the Additional Bonds Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the monies in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12. If the Depositor does not take the action specified in Section 3.12 within 10 calendar days of the end of the Additional Bonds Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12. Instructions to purchase additional Bonds shall be in writing and shall specify the name, CUSIP number, if any, aggregate amount of the Bond to be purchased and price. The Trustee shall have no responsibility or liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions and in the absence thereof shall have no duty to purchase any Bonds. The Trustee shall have no responsibility for maintaining the composition of the Trust portfolio.

         (c) In connection with the deposits described in Section 2.01 (a) and
(b), the Depositor has, in the case of Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit will, deposit a certified check, cash, cash equivalents and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Obligations (the "PURCHASE AMOUNT") relating to Bonds which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit. The Trustee may deposit a certified check or checks, cash or cash equivalents, or cash drawn on the irrevocable letter or letters of credit deposited by the Depositor, to purchase Bonds or Contract Obligations in a non-interest bearing account for the Trust Fund.

         (d) In the event that the purchase of Bonds or Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract, and the Depositor does not, on or before the third Business Day prior to the next following Distribution Date, direct the Trustee to utilize monies deposited for the purchase of Replacement Bonds or Replacement Contract Obligations, the Trustee shall credit to the Principal Account referred to in
Section 3.02 the monies, or, if applicable, the monies drawn on an irrevocable letter of credit, deposited by the Depositor for the purpose of such purchase. Such funds shall be distributed pursuant to Section 3.04 to Unitholders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unitholder his pro rata portion of the sales charge levied on the sale of Units to such Unitholder attributable to such Bond or Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unitholders, interest on such Bond or Contract Obligation, computed at the coupon rate, to the date such Bond or Contract Obligation is removed from the Trust Fund.

         (e) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Bonds in fully registered form to the name of the Trustee or to the name of its nominee.

         (f) Any contrary authorization in subparagraph (b) notwithstanding, deposits of additional Bonds made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace failed Contract Obligations is such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

         (g) In connection with and at the time of any deposit of additional Bonds pursuant to Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust Fund as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Bonds) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Bonds) received by the Trust Fund as of the date of the deposit or receivable by the Trust Fund in respect of matured interest payments not received as of the date of the deposit, reduced by the amount of any cash or other property received or receivable on any Bond allocable (in accordance with the Trustee's calculation of the monthly distributions from the Income Account pursuant to Section 3.04) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit.

         SECTION 2.02. ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trusts herein created, and the Trustee declares that it holds and will hold the Trust Fund as Trustee, in trust upon the trusts herein set forth, for the use and benefit of the present and future Unitholders and subject to the terms and conditions of the Trust Agreement and this Agreement.

         SECTION 2.03. ISSUANCE OF UNITS. (a) The Trustee hereby acknowledges receipt of the deposit of the Bonds listed in the Schedules to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement. The Trustee hereby agrees that on the date of any Supplemental Trust Agreement, it shall acknowledge that the additional Bonds identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Bonds so deposited.

         (b) Under the terms and conditions of the Trust Agreement and this Agreement and at such times as are permitted by the Trustee, Units may also be held in certificated form. Unitholders may elect to have their Units held in certificated form by making a written request to the Trustee requesting such Certificates; provided, that the Trustee is entitled to specify the minimum denomination of any Certificate issued. The Trustee shall, at the request of the holder of any Units held in uncertificated form, issue a new Certificate to evidence such Units and at such time make an appropriate notation in the registration books of the Trustee. The rights set forth in this Agreement of any holder of Units held in certificated form shall be the same as those of any other Unitholder. Certificates may be transferred as provided in Article VI.

         SECTION 2.04. FORM OF CERTIFICATES. Each Certificate referred to in
Section 2.03 is, and each Certificate hereafter issued shall be, in substantially the form herein above recited, numbered serially for identification, in fully registered form, transferable on the books of the Trustee as herein provided, executed manually by an authorized signature of the Trustee and by a facsimile signature of an Authorized Officer of the Depositor and dated the date of execution and delivery by the Trustee.

         SECTION 2.05. PORTFOLIO INSURANCE FOR THE INSURED TRUSTS. The provisions of this Section 2.05 shall apply only (i) to a Trust into which the Depositor deposits Bonds which are not Pre-Insured Bonds and (ii) the Trust Agreement for which specifies that the Bonds are to be covered by Insurance.

         Concurrently with the delivery to the Trustee of the Bonds in each Insured Trust listed in the Schedules to the Trust, the Insurer has delivered to and deposited with the Trustee a unit investment trust insurance policy to protect each Insured Trust and the Unitholders thereof against nonpayment of principal and interest, when due, on any Bond or Bonds (except for Pre-Insured Bonds) held by the Trustee in the portfolio of such Trust.

         The Trustee shall take all action deemed necessary or advisable in connection with the Insurance to continue the Insurance in full force and effect and shall pay all premiums due thereon, including the initial premium, all in such manner as in its sole discretion shall appear to result in the most protection and least expense to such Trust.

         The Insurance may not be canceled by the Insurer. However, as of each Record Date the Trustee shall make the deduction and payment of premiums prescribed in Section 3.04(a)(6) of this Agreement in order to continue in force the coverage thus provided. The Insurer's right to the payment of premiums from funds held by the Trustee in accordance with the terms of the policy is absolute (except when payment is withheld in good faith by the Trustee in the event of dispute over the amount thereof), but no failure on the part of the Trustee to make such payment of premium or installment thereof to the Insurer shall result in a cancellation of the Insurance or otherwise affect the right of any Unitholder under the policy to have any amounts of principal and interest paid by the Insurer to the Trustee to be held as part of the Fund when the same are not paid when due by the issuer of a Bond or Bonds held by the Trustee as part of the Fund.

         With each payment of premium or installment thereof, the Trustee shall notify the Insurer of all Bonds (except for Pre-Insured Bonds) which during the expiring premium period were redeemed from or sold by the Insured Trust.

         At all times during the existence of the Insured Trusts the Insurance policy shall provide for payment by the Insurer or its agent to the Trustee of any amounts of principal and interest due, but not paid, by the issuer of a Bond (except for Pre-Insured Bonds). The Trustee shall promptly notify the Insurer or its agent of any nonpayment or threatened nonpayment of principal or interest and the Insurer or its agent shall within 30 days after receipt of such notice make payment to the Trustee of all amounts of principal and interest at this time due, but not paid.

         Payments of principal and interest assumed by the Insurer shall be made as required by the related Bond or Bonds, except in the event of a sale of any such Bond or Bonds by the Trustee under Section 3.06, 3.07 or 5.02, or a termination of this Indenture and the Trusts created hereby under Section 8.01, prior to the final maturity of such Bond or Bonds, in each of which events, upon notice from the Trustee, the Insurer or its agent shall promptly make payment of the accrued interest on such Bond or Bonds to the Trustee and shall be relieved of further obligation to the Trustee thereon.

         Upon the making of any payment referred to in the preceding paragraphs, the Insurer shall succeed to the rights of the Trustee under the Bond or Bonds involved to the extent of the payments made at that time, or any time subsequent thereto, and shall continue to make all payments required by the terms of such Bond or Bonds to the extent that funds are not provided therefor by the issuer thereof. Upon the payment of any amounts by the Insurer or its agent, occasioned by the nonpayment thereof by the issuer, the Trustee shall execute and deliver to the Insurer or its agent any receipt, instrument or document required to evidence the right of the Insurer in the Bond or Bonds involved to payment of principal and/or interest thereon to the extent of the payments made by the Insurer or its agent to the Trustee.

         With respect to Pre-Insured Bonds in the Fund, the Trustee shall promptly notify the insurer of the Pre-Insured Bonds of any nonpayment of principal or interest on such Pre-Insured Bonds and if such insurer should fail to make payment to the Trustee within 30 days after receipt of such notice, the Trustee shall take all action against such insurer and/or the issuer deemed necessary to collect all amounts of principal and interest at this time due, but not collected.

         The Trustee shall also take such action required under Section 5.02 of this Agreement with respect to Permanent Insurance, as defined in Section 5.02.


                                   ARTICLE III

                             ADMINISTRATION OF FUND


         SECTION 3.01. CERTAIN MONEYS TO BE CREDITED TO INTEREST ACCOUNT. The Trustee shall collect the interest on the Bonds for each Trust Fund as it becomes payable (including all interest accrued but unpaid prior to the date of deposit or acquisition of the Bonds hereunder and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Bonds which represents accrued interest thereon ), and credit such interest to a separate account for each Trust Fund to be known as the "Interest Account". The Trustee is authorized to advance out of its own funds and then cause to be deposited in and credited to the Interest Account of the Trust Fund any amount necessary to permit the payment of any Interest Distribution out of the Interest Account required to be made with respect to such Trust Fund by the Trustee on each Distribution Date; provided, however, that the Trustee shall be entitled to be reimbursed without interest out of such Trust Fund for any and all amounts advanced by it pursuant to this Section 3.0l as interest on the Bonds is collected.

         SECTION 3.02. CERTAIN MONEYS TO BE CREDITED TO PRINCIPAL ACCOUNT. (a) With respect to each Trust Fund all moneys (except moneys held by the Trustee pursuant to subsection (b) hereof) other than amounts credited to the Interest Account received by the Trustee in respect of the Bonds under this Agreement shall be credited to a separate account for each Trust Fund to be known as the "Principal Account".

         (b) Moneys and/or irrevocable letters of credit required to purchase Contract Obligations or deposited to secure such purchases are hereby declared to be held specially by the Trustee for such purchases and shall not be deemed to be part of the Principal Account until (i) the Depositor fails to timely purchase a Contract Obligation and has not given the Failed Contract Notice (as defined in Section 3.12) at which time the moneys and/or letters of credit attributable to the Contract Obligation not purchased by the Depositor shall be credited to the Principal Account; or (ii) the Depositor has given the Trustee the Failed Contract Notice at which time the moneys and/or letters of credit attributable to failed contracts referred to in such Notice shall be credited to the Principal Account; provided, however, that if the Depositor also notifies the Trustee in the Failed Contract Notice (or by separate notice delivered concurrently with or prior to the Failed Contract Notice) that it has purchased or entered into a contract to purchase a New Bond (as defined in Section 3.12), the Trustee shall not credit such moneys and/or letters of credit to the Principal Account unless the New Bond shall also have failed or is not delivered by the Depositor within two business days after the settlement date of such New Bond, in which event the Trustee shall forthwith credit such moneys and/or letters of credit to the Principal Account. The Trustee shall in any case forthwith credit to the Principal Account, and/or cause the Depositor to deposit in the Principal Account, the difference, if any, between the purchase price of the failed Contract Obligation and the purchase price of the New Bond, together with any sales charge and accrued interest applicable to such difference and distribute such moneys to Unitholders pursuant to Section 3.04.

         SECTION 3.03. ESTABLISHMENT OF RESERVE ACCOUNT. From time to time the Trustee may withdraw from the Interest or Principal Accounts of each Trust Fund such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of such Trust Fund or for indemnification or extraordinary expenses of the Depositor or Trustee pursuant to Section 7.02, 8.01 or 8.05. Such amounts so withdrawn shall be credited to a separate account for such Trust Fund which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if it, in its sole discretion, determines that such amounts are no longer necessary, then it shall promptly deposit such amounts in the account from which withdrawn, or if such Trust Fund has been terminated or shall be in the process of termination, the Trustee, upon such determination, shall distribute to each Unitholder of such Trust Fund such Unitholder's interest in the Reserve Account in accordance with Section 9.01.

         SECTION 3.04. CERTAIN DEDUCTIONS AND DISTRIBUTIONS. (a) On or before each Interest Distribution Date as of the close of business on the preceding Record Date the Trustee shall separately with respect to each Trust Fund to which such Interest Distribution Date relates:

                  (1) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually (i) the amounts that it is at the time entitled to receive pursuant to Section 8.05 on account of its services theretofore performed and expenses theretofore incurred and (ii) the amounts that it is at the time entitled to receive hereunder in reimbursement of amounts advanced by it;

                  (2) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account the amounts that the Evaluator is at the time entitled to receive pursuant to Section 4.03 on account of its services theretofore performed and expenses theretofore incurred;

                  (3) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account an amount equal to unpaid fees and expenses, if any, of bond counsel pursuant to
         Section 3.08 as certified by the Depositor;

                  (4) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amounts that the Depositor is at the time entitled to receive pursuant to Section 3.13 on account of its services theretofore performed and expenses theretofore incurred;

                  (5) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account, and reimburse itself for any other fees and expenses arising from time to time out of the Trust operations that the Trustee has paid;

                  (6) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Insurer the amount of any premium to which it is at the time entitled to receive, pursuant to Section 2.05; and

                  (7) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay to the Depositor the amount that it is entitled to receive pursuant to
         Section 3.14.

         (b) The Trustee, as of the "First Settlement Date", as defined in the Prospectus, shall advance from its own funds and shall pay to the Unitholders of the respective Trusts then of record the amount of interest received or accrued to such date on the Bonds deposited in the respective Trusts, net of a proportionate amount of Trust expenses attributable to the period between the date of the Trust Agreement and the First Settlement Date. The Trustee shall also advance from its own funds and pay the Depositor the amount specified in the Prospectus, which is all or a portion of the interest which accrues on any "when-issued" Bonds deposited in the Trusts and Bonds delivered to the Trusts after the First Settlement Date from the First Settlement Date to the respective dates of delivery to the respective Trust of any of such Bonds. Subsequent distributions shall be made as herinafter provided. The Trustee shall for each Trust Fund as of the close of business on the applicable Record Date compute the amount of the Interest Distribution per Unit for the next Interest Distribution Date (each such amount being herein called the "INTEREST DISTRIBUTION") as follows: Such amount shall be equal to the estimated amount of interest accrued on the Bonds from and including the immediately preceding Record Date (or First Settlement Date, as appropriate) through but not including the Record Date on which the computation is made, less (i) the estimated annual costs and expenses allocable (on a per diem basis) to such period, (ii) interest attributable to such period paid or payable in connection with redemption of Units and (iii) amounts previously advanced by the Trustee pursuant to this Section which are now deemed to be uncollectible, divided by the number of Units outstanding on the Record Date on which the computation is being made. On or shortly after each Interest Distribution Date, the Trustee shall distribute with respect to each Unitholder of the Trust Fund of record at the close of business on the preceding Record Date an amount substantially equal to the Interest Distribution computed as of such Record Date.

         To the extent that moneys in the Principal Account have not been previously used to pay for the redemption of Units tendered to a Trust Fund, on the Principal Distribution Dates each Unitholder shall receive such holder's pro rata share of the cash balance of the Principal Account of the Trust Fund computed as of the close of business on the preceding Record Dates for such Principal Distribution Dates by (i) deducting from such cash balance the total of (X) cash required to cover contracts to purchase Bonds, (Y) cash required for the redemption of unredeemed tendered Units and (Z) the sum of the amounts to be deducted from the Principal Account as of each such Record Date pursuant to the foregoing provisions of Section 3.04(a) and (ii) dividing the amount so obtained by the number of Units outstanding on the Record Date immediately preceding such Principal Distribution Date; provided, however, that if the balance of the Principal Account on any such Record Date is less than that amount stated in the Prospectus for each respective Trust Fund under the caption "Distribution Dates" appearing in the "Summary of Essential Financial Information," no distribution from the Principal Account need be made.

         In making the computation of any Unitholder's interest in the balance of the Interest and Principal Accounts, fractions of less than one cent per Unit shall be omitted. In addition, the Trustee in its discretion may on any Distribution Date determine that the amount to be distributed to Unitholders should be more or less than the amount of the applicable Interest or Principal Distribution per Unit because of any unusual or extraordinary increase or decrease in the expenses incurred or expected to be incurred by such Trust Fund. When directed by the Depositor, the Trustee shall invest funds held in the Income or Principal Accounts, pending distribution, in money market mutual funds or U.S. Treasury obligations which mature on or before the next applicable Distribution Date. Any obligations so acquired must be held until they mature and proceeds therefrom may not be reinvested.

         (c) If the Depositor (i) fails to replace any failed Special Bond (as defined in Section 3.12) or (ii) is unable or fails to enter into any contract for the purchase of any New Bond in accordance with Section 3.12, the Trustee shall distribute to all Unitholders the principal, accrued interest and, to the extent supplied by the Depositor, the sales charge attributable to such Special Bonds not more than 30 days after the expiration of the Purchase Period (as defined in Section 3.12). If any contract for a New Bond in replacement of a Special Bond shall fail, the Trustee shall distribute the principal, accrued interest and sales charge attributable to the Special Bond to the Unitholders not more than 30 days after the date on which the contract in respect of such New Bond failed. If at the end of the Purchase Period less than all moneys attributable to a failed Special Bond have been applied or allocated by the Trustee pursuant to a contract to purchase New Bonds, the Trustee shall distribute the remaining moneys (i) to Unitholders not more than 30 days after the end of the Purchase Period to the extent the failed Special Bond has not been fully replaced by New Bonds or (ii) to the Depositor to the extent moneys remain after the purchase of the New Bonds, if any, and the distribution referred to in clause (i).

         (d) Except as provided below, all distributions shall be made by first class mail to each Unitholder of record at the close of business on the preceding applicable Record Date at the address of such holder appearing on the registration books of the Trustee provided, however, that the Trustee shall if so directed with respect to distributions from the Interest and/or Principal Account either orally or in writing at the time of purchase of Units or thereafter in writing signed by the Unitholder and timely received, make such distributions to a reinvestment program. A Unitholder's written notice must be received by the Trustee, as Program Agent for the reinvestment program, at least ten days prior to the Record Date for the next Interest Distribution in order to be in effect for such Interest Distribution and by the last Record Date for distribution of principal in any year in order to be effective for the following calendar year. All such notices shall remain in effect until a subsequent notice is received by the Program Agent. Upon receipt of any such distribution the Program Agent shall purchase shares (or fractions thereof) in the applicable reinvestment fund as directed by the Unitholder. The Program Agent shall not be liable to any Unitholder for any action taken with respect to its duties and responsibilities as Program Agent; PROVIDED, HOWEVER, that this provision shall not protect the Program Agent against liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

         (e) Except as provided by the preceding paragraph, Unitholders of record on the registration books of the Trustee at the close of business on the Record Date prior to each Distribution Date, shall be entitled to the distribution in respect of such Distribution Date, and, except as provided in
Article VIII, no liability shall attach to the Trustee by reason of payment to or on the order of any such Unitholder of record. Nothing herein shall be construed to prevent the payment of distributions from the Interest and Principal Accounts to any such Unitholder by means of one check, draft or other proper instrument.

         SECTION 3.05. STATEMENTS AND REPORTS. With each distribution from the Interest or Principal Accounts of each Trust Fund the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account expressed as a dollar amount per Unit of such Trust Fund.; Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of any individual Trust Fund a statement for such Trust Fund setting forth with respect to such calendar year:

         (A) as to the Interest Account:

                  (1) the amount of interest received on the Bonds and, if issuers of Bonds are located in more than one jurisdiction, the percentage of such amount by states and territories in which the issuers of the Bonds are located;

                  (2) the amounts paid for purchases of New Bonds pursuant to
         Section 3.12 and for redemption's pursuant to Section 5.02;

                  (3) the deductions for applicable taxes and fees and expenses of the Trustee, the Evaluator, the Depositor and bond counsel, if any, all as provided under Section 3.04(a);

                  (4) the reservations made by the Trustee pursuant to Section 3.03, if any;

                  (5) the balance remaining after such distributions, deductions and reservations expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year;

         (B) as to the Principal Account:

                  (1) the dates of sale, maturity, liquidation or redemption of any of the Bonds and the net proceeds received therefrom (excluding any portion thereof credited to the Interest Account);

                  (2) the amounts paid for purchases of New Bonds pursuant to
         Section 3.13 and for redemption's pursuant to Section 5.02;

                  (3) the deductions for payment of applicable taxes and fees and expenses (including insurance premiums) of the Trustee, the Evaluator, the Depositor and bond counsel, if any, all as provided under Section 3.04(a);

                  (4) the reservations made by the Trustee pursuant to Section 3.03, if any;

                  (5) the balance remaining after such distributions, deductions and reservations, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year; and

         (C) the following information:

                  (1) a list of the Bonds as of the last business day of such calendar year;

                  (2) the number of Units outstanding on the last business day of such calendar year;

                  (3) the Unit Value based on the Trust Fund Evaluations made on the last day of December (or the last business day prior thereto) of such calendar year; and

                  (4) the amounts actually distributed to Unitholders during such calendar year from the Interest and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Dates for such distributions.

         SECTION 3.06. EXTRAORDINARY SALE OF BONDS. The Depositor by written notice may direct the Trustee to sell Bonds at such price and time and in such manner as shall be deemed appropriate by the Depositor if the Depositor shall have determined that any one or more of the following conditions exist:

                  (a) that there has been a default on such Bonds in the payment of principal or interest when due and payable;

                  (b) that any action or proceeding has been instituted at law or in equity seeking to restrain or enjoin the payment of principal or interest on any such Bonds, the illegality, irregularity or omission of any necessary acts or proceedings preliminary to the issuance of such Bonds, or seeking to restrain or enjoin the performance by the officers or employees of any such issuing body of an improper or illegal act in connection with the administration of funds necessary for debt service on such Bonds or otherwise; or that there exists any other legal question or impediment affecting such Bonds or the payment of principal or interest on the same;

                  (c) that there has occurred any breach of covenant or warranty in any resolution, trust indenture or other document which might adversely affect either immediately or contingently the payment of principal or interest on such Bonds, or their general credit standing, or otherwise impair the sound investment character of such Bonds;

                  (d) that there has been a default in the payment of principal of, premium, if any, or interest on any other outstanding obligations of the issuer or the guarantor of such Bonds; or

                  (e) that in the case of revenue Bonds, the revenues and income of the facility or project or other special funds expressly charged and pledged for payment of principal or interest or both on any such Bonds shall fall substantially below the estimated revenues or income calculated by the engineers or other proper officials charged with the acquisition, construction or operation of such facility or project, so that, in the opinion of the Depositor, the retention of such Bonds would be detrimental to the interest of the Unitholders;

                  (f) that the price of any such Bond has declined to such an extent, or such other market or credit factors exist (including the advance refunding of any such Bonds), that in the opinion of the Depositor the retention of such Bonds would be detrimental to the interest of the Unitholders;

                  (g) that such Bonds are the subject to an advanced refunding (for the purposes of this Section 3.06(g), an "advanced refunding" shall mean when refunding securities are issued and the proceeds thereof are deposited in an irrevocable trust to retire the Bonds on or before their redemption date);

                  (h) that as of any Record Date any of the Bonds are scheduled to be redeemed and paid prior to the next succeeding Distribution Date; or

                  (i) that the Federal tax exemption on such Bonds has been lost.

         If the Trust is an Insured Trust, the Depositor shall also consider whether any insurance that may be applicable to the Bonds cannot be relied upon to provide the principal and interest protections intended to be afforded by such insurance.

         Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Bonds in accordance with such direction; PROVIDED, HOWEVER, that the Trustee shall not sell or liquidate any Bonds upon receipt of a direction from the Depositor that it has determined that the conditions in subdivision (h) above exist, unless the Trustee shall receive on account of such sale or liquidation the full principal amount of such Bonds, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Bonds. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Bonds under this Section 3.06 except to the extent otherwise required by Section 3.09. The Depositor shall not be liable for errors of judgment in directing or failing to direct the Trustee pursuant to this Section
3.06. This provision, however, shall not protect the Trustee or Depositor against any liability for which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder.

         SECTION 3.07. REFUNDING OBLIGATIONS. In the event that an offer by the issuer of any of the Bonds shall be made to issue new obligations in exchange or substitution for any issue of Bonds pursuant to a plan for the refunding or refinancing of such Bonds, the Depositor shall instruct the Trustee in writing to reject such offer and either hold or sell such Bonds, except that if (1) the issuer is in default with respect to payment of principal or interest or both on such Bonds or (2) in the opinion of the Depositor given in writing to the Trustee, the issuer will probably default with respect to payment of principal or interest or both on such Bonds in the reasonably foreseeable future, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper. Nevertheless, if such an obligation is received by a Trust, it shall either be sold by the Trustee or held in such Trust pursuant to the direction of the Depositor. Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Agreement to the same extent as the Bonds originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unitholder of such Trust, including an identification of the Bonds eliminated and the obligations substituted therefor.

         SECTION 3.08. COUNSEL. The Depositor may employ from time to time counsel to act on behalf of any Trust Fund for any legal services in connection with the Bonds, and any legal matters relating to the possible disposition of any Bonds pursuant to any provisions hereof. The fees and expenses of such counsel shall be paid by the Trustee as provided in Section 3.04(a)(3) hereof.

         SECTION 3.09. ACTION BY TRUSTEE REGARDING BONDS. (a) In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Bonds (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, agreement or other instrument under or pursuant to which the Bonds have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five business days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. The Bonds may, in the discretion of the Trustee, be interchanged from time to time into either bearer or registered form without any notification thereof to the Depositor or the Unitholders and may be registered in the name of the Trustee or the name of any nominee designated by it.

         (b) If at any time the principal of or interest on any of the Bonds shall not have been duly paid, either pursuant to the Insurance or otherwise, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any instruction in writing to sell or to hold or has not taken any action in connection with such Bonds, the Trustee may, in its discretion, sell such Bonds forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

         (c) Except as provided in Article VII and Article VIII, neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.09.

         SECTION 3.10. TRUSTEE NOT REQUIRED TO ADJUST ACCOUNTS. Nothing in this Agreement, or otherwise, shall be construed to require the Trustee to make any adjustments between the Interest Account and the Principal Account by reason of any premium or discount in respect of any of the Bonds.

         SECTION 3.11. NOTICE OF CHANGE IN PRINCIPAL ACCOUNT. The Trustee shall give prompt written notice to the Depositor and the Evaluator (if separate from the Depositor) of all amounts credited to or withdrawn from the Principal Account of any Trust Fund pursuant to any of the provisions of this Article III, and the balance in such Account after giving effect to the credit or withdrawal.

         SECTION 3.12. LIMITED REPLACEMENT OF SPECIAL BONDS. If any contract in respect of Contract Obligations other than a contract to purchase a New Bond (as defined below), including those purchased on a "when, as and if issued" basis, shall have failed due to any occurrence, act or event beyond the control of the Depositor or the Trustee (such failed Contract Obligations being herein called the "Special Bonds"), the Depositor, after it is notified in writing that the Special Bond will not be delivered by the seller thereof to the Depositor, shall notify the Trustee (such notice being herein called the "Failed Contract Notice") of its inability to deliver the failed Special Bond to the Trustee. Within a maximum of 20 days after giving such Failed Contract Notice (such 20 day period being herein called the "Purchase Period"), the Depositor may, if it deems such action to be in the best interest of the Trust, purchase, or enter into a contract to purchase, an obligation to be held as a Bond hereunder (herein called the "New Bond") as part of the Trust Fund in replacement of the failed Special Bond, subject to the satisfaction of all of the following conditions in the case of each purchase or contract to purchase:

                  (a) The New Bonds (i) shall be tax-exempt bonds issued by states or territories of the United States or political subdivisions and authorities thereof, (ii) shall have a fixed maturity date (whether or not entitled to the benefits of any sinking, redemption, purchase or similar fund) not less than the earlier of the maturity of the Special Bond or ten years after the date of purchase, (iii) must be purchased at a price that results in a yield to maturity and a current return at least equal to that of the Special Bonds as of the Initial Date of Deposit, (iv) shall be payable as to principal and interest in United States currency, (v) shall not be "when, as if issued" bonds and (vi) must be eligible to be insured (and when acquired be insured) under the Insurance, if applicable.

                  (b) Each New Bond shall be rated at least "A" or better by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.

                  (c) The purchase price of the New Bonds shall not exceed the amount of funds reserved for the purchase of the Special Bonds.

                  (d) The Depositor shall furnish a notice to the Trustee (which may be part of the Failed Contract Notice) in respect of the New Bond purchased or to be purchased that shall (i) identify the New Bonds,
         (ii) state that the contract to purchase, if any, entered into by the Depositor is satisfactory in form and substance and (iii) state that the foregoing conditions of clauses (a) and (b) have been satisfied with respect to the New Bonds.

         Upon satisfaction of the foregoing conditions with respect to any New Bond, the Trustee shall pay the purchase price for the New Bond from the amount of funds reserved for the purchase of the Special Bonds or, if the Trustee has credited any moneys and/or letters of credit attributable to the failed Special Bond to the Principal Account, the Trustee shall pay the purchase price of the New Bond upon directions from the Depositor from the moneys and/or letters of credit so credited to the Principal Account. If the Trustee has credited moneys of the Depositor to the Principal Account, the Trustee shall forthwith return to the Depositor the portion of such moneys that is not properly distributable to Unitholders pursuant to Section 3.04.

         Whenever a New Bond is acquired by the Depositor pursuant to the provisions of this Section 3.12, the Trustee shall, within five days thereafter, mail to all Unitholders notices of such acquisition, including an identification of the failed Special Bonds and the New Bonds acquired. The purchase price of the New Bonds shall be paid out of the funds reserved for the purchase of the failed Special Bonds. Except as provided in Article VIII, the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such directions and in the absence of such directions the Trustee shall have no duty to purchase any New Bonds under this Agreement. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any New Bonds or for errors of judgment in respect of this
Section 3.12; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

         SECTION 3.13. COMPENSATION OF DEPOSITOR FOR SUPERVISORY SERVICES. As compensation for providing supervisory portfolio services under this Agreement, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the amount specified as compensation for the Depositor in the Prospectus for each respective Trust Fund under the caption "Sponsor's Annual Fee per Unit" in the "Summary of Essential Financial Information", but in no event shall such compensation when combined with all compensation received from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates for providing such supervisory services in any calendar year exceed the aggregate cost to the Depositor for providing such services. The rate of such compensation may be increased by the Depositor from time to time, without the consent or approval of any Unitholder or the Trustee, by amounts not exceeding the proportionate increase, during the period from the date of such Trust Agreement to the date of any such increase, in consumer prices as last published prior to each such date under the classification "All Services Less Rent of Shelter" in the Consumer Price Index For All Urban Consumers (CPI-U) U.S. City Average, not seasonally adjusted, base 1982 - 84 = 100, published by the United States Department of Labor. In the event that such classification ceases to incorporate a significant number of items, or if a substantial change is made in the method of establishing such classification, then the classification shall be adjusted in a fair and reasonable manner to the figure that would have resulted had no substantial change occurred in the manner of computing such classification. In the event that such classification (or a successor or substitute index) is not available, such governmental or other service or publication as shall evaluate the information in substantially the same manner as the aforesaid classification shall be used in lieu thereof. Such compensation shall be charged by the Trustee, upon receipt of invoice therefor from the Depositor, against the Interest and Principal Accounts on or before the Distribution Date on which such period terminates. If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.13, the Trustee shall have the power to sell
(i) Bonds from the current list of Bonds designated to be sold pursuant to
Section 5.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this
Section 3.13. Any moneys payable to the Depositor pursuant to this Section 3.13 shall be secured by a prior lien on the Trust Fund except that such lien shall be junior and subordinate to any lien in favor of the Trustee under the provisions of Section 8.08 and of the Evaluator under the provisions of Section 4.03.

         SECTION 3.14. BOOKKEEPING AND ADMINISTRATIVE EXPENSES. If so provided in the Prospectus, as compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or by the Depositor for providing supervisory services, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed that amount set forth in the Prospectus times the number of Units outstanding as of January 1 of such year except for a year or years in which an initial offering period occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Depositor provides service during less than the whole of such year), but in no event shall such compensation received from other unit investment trusts for which the Depositor hereunder is acting as Depositor for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the depositor for providing such services to such unit investment trusts. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index as described under Section 3.13. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Interest and Principal Accounts on or before the Distribution Date following the Record Date on which such period terminates. The Trustee shall have no liability to any Unitholder or other person for any payment made in good faith pursuant to this Section.

         If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Bonds from the current list of Bonds designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Bonds have been designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.14.

         All moneys payable to the Depositor pursuant to this Section 3.14 shall be secured by a prior lien on the Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 8.08 and of the Evaluator under the provisions of Section 4.03.


                                   ARTICLE IV

                              EVALUATION OF BONDS;
                                  THE EVALUATOR

         SECTION 4.01. EVALUATION OF BONDS. The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor (if separate from the Evaluator) upon request the value of each issue of Bonds (treating separate maturities of Bonds as separate issues) as of the Evaluation Time on the bid side of the market on the days on which the Trust Fund Evaluation is required by Section 5.01, and, in addition, as of the Evaluation Time on the bid side of the market if the secondary market in the Units is maintained based on bid side values or on both the bid and offering sides, if the Depositor shall so inform the Evaluator from time to time, such additional evaluation being on each business day commencing with the date of the Trust Agreement. Such evaluations shall be made (i) on the basis of current bid or offering prices for the Bonds,
(ii) if bid or offering prices are not available for any Bonds, on the basis of current bid or offering prices for comparable bonds, (iii) by determining the value of the Bonds on the bid or offering side of the market by appraisal or
(iv) by any combination thereof. The Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Bonds on the basis of such evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.11, the amount of cash then held in the Principal Account which was received by the Trustee after the Record Date preceding such determination less any amounts held in the Principal Account for distribution to Unitholders on a subsequent Distribution Date when a Record Date occurs two business days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current bid or offering prices for the Bonds from investment dealers or brokers (including the Depositor) that customarily deal in similar bonds or from any other reporting service or sources of information which the Evaluator deems appropriate.

         The Evaluator shall attribute value to Insurance only in circumstances where the credit quality of an underlying Bond has significantly deteriorated. The value to be added to such Bonds shall be an amount equal to the excess, if any, by which the net proceeds realizable from the sale of the Bonds on an insured basis exceeds the sum of (i) the net proceeds realizable from the sale of the Bonds on an uninsured basis plus (ii) the premium attributable to the Permanent Insurance.

         SECTION 4.02. CERTAIN INFORMATION TO BE MADE AVAILABLE. For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Unitholder upon request any determinations made by the Evaluator pursuant to Section 4.01 which concern the Trust Fund in which such Unitholder holds Units.

         SECTION 4.03. COMPENSATION OF THE EVALUATOR. As compensation for its services hereunder, the Evaluator shall receive against a statement therefor submitted to the Trustee on or before each Distribution Date the amount specified as compensation for the Evaluator in the Prospectus for each respective Trust Fund under the caption "Evaluator's Annual Fee per Unit" in the "Summary of Essential Financial Information." The rate of such compensation may be increased by the Evaluator from time to time, without the consent or approval of any Unitholder, the Trustee or the Depositor, by amounts not exceeding the proportionate increase, during the period from the date of such Trust Agreement to the date of any such increase, in consumer prices as last published prior to each such date under the classification "All Services Less Rent of Shelter" in the Consumer Price Index For All Urban Consumers (CPI-U) U.S. City Average, not seasonally adjusted, base 1982 - 84 = 100, published by the United States Department of Labor. In the event that such classification ceases to incorporate a significant number of items, or if a substantial change is made in the method of establishing such classification, then the classification shall be adjusted in a fair and reasonable manner to the figure that would have resulted had no substantial change occurred in the manner of computing such classification. In the event that such classification (or a successor or substitute index) is not available, such governmental or other service or publication as shall evaluate the information in substantially the same manner as the aforesaid classification shall be used in lieu thereof. Such compensation shall be charged by the Trustee, upon receipt of invoice therefor from the Evaluator, against the Interest and Principal Accounts on or before the Distribution Date. If the cash balances in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 4.03, the Trustee shall have the power to sell (i) Bonds designated to be sold pursuant to Section 5.02 hereof or
(ii) if no such Bonds have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.03. Any moneys payable to the Evaluator pursuant to this Section 4.03 shall be secured by a prior lien on the Trust Fund except that such lien shall be junior and subordinate to any lien in favor of the Trustee under the provisions of Section 8.08.

         SECTION 4.04. LIABILITY OF THE EVALUATOR. The Trustee, the Depositor (if separate from the Evaluator) and the Unitholders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, the Depositor or the Unitholders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

         SECTION 4.05. RESIGNATION, REMOVAL AND OTHER MATTERS RELATING TO THE EVALUATOR. (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as the Evaluator and filing the same with the Depositor (if separate from the Evaluator) and the Trustee not less than 60 days before the date specified in such instrument when, subject to
Section 4.05(c), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor (if separate from the Evaluator) and the Trustee shall use their best efforts to appoint a successor Evaluator having qualifications and at a rate of compensation satisfactory to the Depositor (if separate from the Evaluator) and the Trustee. Such appointment shall be made by written instrument executed by the Depositor (if separate from the Evaluator) and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor Evaluator. The Depositor may remove the Evaluator at any time upon thirty days' written notice and appoint a successor Evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor Evaluator. Notice of such resignation or removal and appointment of a successor Evaluator shall be mailed by the Trustee to each Unitholder.

         (b) If the Evaluator resigns and no successor Evaluator shall have been appointed and have accepted appointment within 30 days after receipt of the notice of resignation by the Depositor (if appropriate) and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor Evaluator. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Evaluator.

         (c) Any successor Evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor Evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named the Evaluator herein and shall be bound by all the terms and conditions of this Agreement. Any resignation or removal of the Evaluator and appointment of a successor Evaluator pursuant to this Section 4.05 shall become effective upon such acceptance of appointment.

         (d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor Evaluator under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.


                                    ARTICLE V

                             TRUST FUND EVALUATION;
                               REDEMPTION OF UNITS

         SECTION 5.01. TRUST FUND EVALUATION. As of the Evaluation Time next following any tender by a Unitholder for redemption and on any other business day desired by it or as may be required hereunder, the Trustee shall as to each Trust Fund:

         Add

                  (1) cash on hand in the Trust Fund, other than cash held especially for the purchase of Contract Obligations,

                  (2) the aggregate value of each issue of the Bonds in the Trust Fund (including Contract Obligations) on the bid side of the market as determined by the Evaluator pursuant to Section 4.01,

                  (3) accrued but unpaid interest on the Bonds in the Trust Fund at the close of business on the date of such computation, and

                  (4) amounts representing organizational expenses paid less amounts representing accrued organizational expenses of a Trust Fund;

         Deduct

                  (1) amounts representing any applicable taxes, governmental charges or other charges pursuant to Section 3.03 payable out of the Trust Fund and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account,

                  (2) amounts representing estimated accrued fees and expenses of the Trust Fund including but not limited to unpaid fees and expenses of the Trustee (including legal and auditing expenses), the Evaluator, the Depositor, the Insurer, if any, and bond counsel, and

                  (3) cash allocated for distribution to Unitholders of the Trust Fund of record as of the business day prior to the evaluation then being made.

The resulting figure is herein called a "TRUST FUND EVALUATION."

         Until the Depositor has informed the Trustee that there will be no further deposits of additional Bonds pursuant to Section 2.01(b), the Depositor shall provide the Trustee with written estimates of (i) total organizational expenses to be borne by the Trust pursuant to Section 10.02 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of additional Bonds. For purposes of calculating the Trust Fund Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of additional Bonds, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

         SECTION 5.02. REDEMPTION OF UNITS; SALE OF BONDS. Any Unitholder may cause any of his Units to be redeemed by the Trustee, subject to the terms of this Section 5.02, by making a written request to the Trustee at its unit investment trust office, and, in the case of Units evidenced by a Certificate, by tendering such Certificate to the Trustee at such office, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee. Unitholders must sign such written request, and such Certificate or transfer instrument, exactly as their name appears on the records of the Trustee and on any Certificate representing the Units to be redeemed. Such signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Such redemption shall be made by the Trustee on the third business day following the day on which request for redemption is received by the Trustee (such day being herein called the "REDEMPTION DATE"). Subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equal to the Unit Value (determined on the basis of the Trust Fund Evaluation made in accordance with Section 5.0l) multiplied by the number of Units being redeemed (herein called the "REDEMPTION PRICE"). Units received for redemption by the Trustee on any day after the evaluation time set forth in the related Prospectus will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day. The portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account of the affected Trust Fund to the extent available. The balance paid on any redemption including accrued interest, if any, shall be withdrawn from the Principal Account of the affected Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall sell from such Trust Fund such Bonds from among those designated for such purpose by the Depositor as the Trustee in its discretion shall deem advisable or necessary. Sales of Bonds by the Trustee shall be made in such manner as the Trustee shall in the exercise of its fiduciary judgment determine will bring the best price obtainable for the Trust Fund. In the event that funds are withdrawn from the Principal Account or Bonds are sold for payment of any portion of the Redemption Price representing accrued interest, the Principal Account shall be reimbursed when sufficient funds are next available in the Interest Account for such funds so applied.

         The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption or postpone the date of payment of the Redemption Price for more than three business days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange, Inc. is closed other than customary weekend and holiday closings; (2) for any period during which (i) trading on the New York Stock Exchange, Inc. is restricted or (ii) an emergency exists as a result of which disposal by the Trust Fund of the Bonds is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Bonds for the purposes of any Trust Fund Evaluation; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

         No later than the close of business on the day of tender of any Unit for redemption by a Unitholder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Units by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second business day after the day on which such Units were tendered for redemption. Such purchase shall be made by payment for such Units by the Depositor to the Unitholder not later than the close of business on the Redemption Date of any amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Unitholder.

         Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption in the manner provided in the first paragraph of this Section 5.02.

         The Depositor shall maintain with the Trustee a current list of Bonds held in each Trust Fund designated to be sold and the minimum par amount thereof for the purpose of redemption of Units of each Trust Fund tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder. If at any such time the Depositor shall for any reason fail to deliver such a list, the Trustee, in its sole discretion, may designate a current list of Bonds in each Trust Fund for such purposes. The net proceeds of any sale of Bonds which represents interest shall be credited to the Interest Account of the affected Trust Fund, and the balance of such net proceeds shall be credited to the Principal Account of such Trust Fund. The Depositor shall also designate on such list of Bonds designated to be sold the Bonds upon the sale of which the Trustee shall obtain permanent insurance (the "PERMANENT INSURANCE") from an Insurer, provided that if the Depositor shall for any reason fail to make such designation, the Trustee in its sole discretion shall make such designation if it deems such designation to be in the best interests of Unitholders. The Trustee is hereby authorized to pay and shall pay out of the proceeds of the sale of the Bonds which are covered by Permanent Insurance any premium for such Permanent Insurance and the net proceeds after such deduction shall be credited to the Principal Account and the net proceeds representing accrued interest shall be credited to the Interest Account.

         Sales of Bonds shall be made in such manner as the Trustee shall determine will bring the best price obtainable for the Trust Fund, provided, however, that sales shall be made in such manner, as the Trustee shall determine, as will provide the Trustee with funds in an amount sufficient and at the time necessary in order for it to pay the Redemption Price of Units tendered for redemption, regardless of whether or not a better price could be obtained if the Bonds were sold without regard for the day on which the proceeds of such sale would be received. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bonds made pursuant to this Section 5.02.

         Certificates evidencing Units and the amount recorded in the registration books of the Trust Fund representing Units held in uncertificated form redeemed pursuant to this Section 5.02 shall be canceled by the Trustee and the Unit or Units evidenced by such Certificates or evidenced by such records in the registration books of the Trust Fund for Units held in uncertificated form shall be terminated by such redemptions.

         When directed by the Depositor, the Trustee shall employ the Depositor as its agent for the purpose of executing sales of Bonds. The Depositor will verify the Trustee's ownership of any Bond prior to entering into a contract for its sale. The Trustee shall have no liability for loss or depreciation resulting from the Depositor's negligence or misconduct as such agent.

         Notwithstanding the foregoing, the Trustee is hereby authorized in its discretion, but without obligations, in the event that the Depositor does not elect to purchase any Unit tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming such Unit, to sell such Unit in the over-the-counter market for the account of the tendering Unitholder at a price which will return to the Unitholder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Price which such Unitholder would otherwise be entitled to receive on redemption pursuant to this Section 5.02. The Trustee shall pay to the Unitholder the net proceeds of any such sale no later than the day the Unitholder would otherwise be entitled to receive payment of the Redemption Price hereunder.

         Except as provided in Article VII and Article VIII, neither the Depositor nor the Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale or designation of Bonds made pursuant to this Section 5.02.


                                   ARTICLE VI

                         ISSUANCE, TRANSFER, INTERCHANGE
                         AND REPLACEMENT OF CERTIFICATES

         SECTION 6.01. ISSUANCE OF CERTIFICATES. Certificates representing
Units held by a Unitholder will not be issued except upon written request by a Unitholder, or his or her registered broker/dealer, to the Trustee at its unit investment trust office. Certificates that have been issued may be returned to the Trustee at any time and canceled, without affecting the Unitholder's interest in the Trust Fund, when accompanied by proper written instructions from the Unitholder.

         SECTION 6.02. TRANSFER OF UNITS; INTERCHANGE OF CERTIFICATES. A Unitholder may transfer any of his Units by making a written request to the Trustee at its unit investment trust office and, in the case of Units evidenced by a Certificate, by presenting and surrendering such Certificate at such office properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee. Unitholders must sign such written request, and such Certificate of transfer instrument, exactly as their name appears on the records of the Trustee and on any Certificate representing the Units to be transferred. Such signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Such transfer shall thereupon be made on the records of the Trustee and, if appropriate, a new registered Certificate or Certificates for the same number of Units of the same Trust Fund shall be issued in exchange and substitution therefor. Certificates issued pursuant to this Agreement are interchangeable for one or more other Certificates of the same Trust Fund in an equal aggregate number of Units and all Certificates issued shall be issued in denominations of one Unit or any whole multiple thereof as may be requested by the Unitholder. The Trustee may deem and treat the person in whose name any Unit or Certificate shall be registered upon the books of the Trustee as the owner of such Unit or Certificate for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary. The transfer books maintained by the Trustee for each Trust Fund for the purpose of this
Section 6.02 shall be closed for an individual Trust Fund as such Trust Fund is terminated pursuant to Article IX hereof.

         A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid to the Trustee. A Unitholder may be required to pay such amount as may be specified by the Trustee (and approved by the Depositor) for each new Certificate issued on any such transfer or interchange.

         All Certificates canceled pursuant to this Agreement, other than those endorsed for transfer, may be cremated or otherwise destroyed by the Trustee.

         SECTION 6.03. REPLACEMENT OF CERTIFICATES. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the Unitholder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur, provided, however, that if the particular Trust Fund has terminated or is in the process of termination, the Trustee, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 9.01 hereof. Any mutilated Certificate shall be duly surrendered and canceled before any duplicate Certificate shall be issued in exchange and substitution therefor. Any duplicate Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. Upon issuance of any duplicate Certificate pursuant to this Section 6.03, the Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a holder presenting a Certificate for transfer in the case of an overissue.

         SECTION 6.04. FORM OF CERTIFICATE. Each Certificate shall be in fully registered form, shall be numbered serially for identification, shall be executed in facsimile by the original Depositor of the Trust Fund in question and manually by an authorized signatory of the Trustee, shall be dated the date of execution and delivery by the Trustee and shall represent a fractional undivided interest in the specified Trust Fund, the numerator of which fraction shall be the number of Units set forth on the face of such Certificate and the denominator of which shall be the total number of Units of undivided interest of such Trust Fund outstanding at any such time.


                                   ARTICLE VII

                                    DEPOSITOR

         SECTION 7.01. CERTAIN MATTERS REGARDING SUCCESSION. The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of any Depositor. In the event of an assignment by any Depositor to a successor corporation or partnership as permitted by the next following sentence, such Depositor and, if such Depositor is a partnership, its partners shall be relieved of all further liability under this Agreement. Any Depositor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of such Depositor, if at the time of such transfer such successor duly assumes all the obligations of such Depositor under this Agreement.

         SECTION 7.02. LIABILITY OF DEPOSITOR AND INDEMNIFICATION. (a) The Depositor shall not be under any liability to any Trust Fund or the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the purchase or sale of any Bonds, provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee's counsel, the Evaluator or any other person for any matters arising hereunder. The Depositor shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Unitholder, the Evaluator or the Trustee other than as expressly provided for herein.

         (b) Each Trust Fund shall pay and hold the Depositor harmless from and against any loss, liability or expense incurred in acting as Depositor of such Trust Fund other than by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability, provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Unitholders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund concerned and shall be paid directly by the Trustee out of the Interest and Principal Accounts of such Trust Fund.

         (c) None of the provisions of this Agreement shall be deemed to protect or purport to protect the Depositor against any liability to the Trust Fund or to the Unitholders to which the Depositor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Depositor's reckless disregard of its obligations and duties under this Agreement.


                                  ARTICLE VIII

                                     TRUSTEE

         SECTION 8.01. GENERAL MATTERS RELATING TO THE TRUSTEE. (a) All moneys deposited with or received by the Trustee hereunder shall be held by it without interest in trust as part of the appropriate Trust Fund or Reserve Account until required to be disbursed in accordance with the provisions of this Agreement and such moneys will be segregated in such manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940.

         (b) The Trustee shall be under no liability for any action taken in good faith on any evaluation, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document whether or not of the same kind, prima facie properly executed, or the disposition of moneys or Bonds pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder, and the Trustee may construe any of the provisions of this Agreement insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto and the Unitholders.

         (c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of any Bonds (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Bonds delivered to it pursuant to contracts for the purchase of such Bonds) or for or in respect of the validity or sufficiency of any Certificates (except for the due execution thereof by the Trustee) or for the due execution thereof by the Depositor and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unitholder or to the Depositor or Evaluator, other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor.

         (d) The Trustee shall not be under any obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may be required, and any pecuniary cost of the Trustee from such actions shall be deductible ratably from and a ratable charge against the Trust Funds concerned. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust Funds and the rights and interests of the Unitholders pursuant to the terms of this Agreement, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee ratably from the Trust Funds concerned.

         (e) The Trustee may employ agents, attorneys, accountants and auditors, including an agent or agents for the purpose of custody and safeguarding Bonds, and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall not be liable in respect of any action taken or suffered under this Agreement in good faith, in accordance with an opinion of counsel. The fees and expenses charged by such agents, attorneys, accountants or auditors, except for the fees and expenses charged by any agent or agents for custody and safeguarding of Bonds, shall constitute an expense of the Trustee reimbursable from the Interest and Principal Accounts as set forth in Section 3.04 hereof.

         (f) If at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of this Agreement are affirmatively required by it to be undertaken or performed, or the Depositor shall be incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Depositor or of its property shall be appointed, or any public officer shall take charge or control of the Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may do any one or more of the following: (1) appoint a successor Depositor who shall act hereunder in all respects in place of such Depositor and which may be compensated, at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account of the Trust Funds but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940; (2) continue to act as Trustee hereunder without terminating this Agreement; or (3) terminate this Agreement and the trust created hereby and liquidate the Trust Funds in the manner provided in Section 9.0l.

         (g) (i) The Trustee may in its discretion, and shall if so directed by the Depositor, terminate this Agreement and any Trust Fund created hereby (but only insofar as the Agreement relates to such Trust Fund) and liquidate such Trust Fund, all in the manner provided in Section 9.01 if the value of such Trust Fund as shown by any Trust Fund Evaluation shall be less than the liquidation amount specified in the Prospectus; and (ii) the Trustee shall terminate this Agreement and any Trust created hereby (but only insofar as the Agreement relates to such Trust Fund) and liquidate such Trust Fund all in the manner provided in Section 9.01 if by reason of the aggregate redemption of Units not theretofore sold by the Depositor and/or one or more of the underwriters the net worth of such Trust Fund is reduced to less than 40% of the aggregate original value of the Securities initially deposited therein.

         (h) In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the Bonds or upon the interest thereon. The Trustee shall be reimbursed and indemnified out of the Interest and Principal Accounts of the appropriate Trust Fund for all such taxes and charges, for any tax or charge imposed against the Trustee as Trustee of such Trust Fund and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges.

         (i) Notwithstanding any provisions of this Agreement to the contrary, no payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust Fund or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services, as set forth in Section 3.14, of a character normally performed by the Trustee.

         (j) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, obligations issued by the same issuer (or an affiliate of such issuer) of any Bonds at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Trustee hereunder.

         (k) The Trust may include a letter or letters of credit for the purchase of Bonds or Contract Obligations issued by the Trustee in its individual capacity for the account of the Depositor and the Trustee may otherwise deal with the Depositor and the Trust within the same rights and powers as if it were not the Trustee hereunder.

         SECTION 8.02. BOOKS, RECORDS AND REPORTS. The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its unit investment trust office including a record of the name and address of, and the Certificates issued by each Trust and held by, every Unitholder, and such books and records of each Trust shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours.

         Unless the Depositor determines that such an audit is not required, the account of each Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and reports of such accountants shall be furnished by the Trustee, upon request, to Unitholders. So long as the Depositor is maintaining a secondary market for Units, the Depositor shall bear the cost of such audits in excess of the amounts indicated in the Prospectus relating to such Trust.

         To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of independent counsel to the Depositor, the Trustee shall pay, or reimburse to the Depositor or others, the costs of the preparation of documents and information with respect to a Trust required by law or regulation in connection with the maintenance of a secondary market in units of such Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under federal and state securities laws. Such costs shall be a Trust expense and the Trustee shall not be obligated to advance any of its own funds to make such payments.

         SECTION 8.03. REPORTS TO SECURITIES AND EXCHANGE COMMISSION AND OTHERS. The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

         SECTION 8.04. AGREEMENT AND LIST OF BONDS ON FILE. The Trustee shall keep a certified copy or duplicate original of this Agreement on file at its unit investment trust office available for inspection by any Unitholder at all reasonable times during its usual business hours, and the Trustee shall keep and so make available for inspection a current list of the Bonds in each Trust Fund.

         SECTION 8.05. COMPENSATION OF TRUSTEE. The Trustee shall receive at the times and in the manner set forth in Section 3.04 as compensation for performing the usual, ordinary, normal and recurring services under this Agreement during the preceding month an amount equal to the amount specified as compensation for the Trustee in the Prospectus. During the first year, such compensation shall be reduced by the amount set forth in the Prospectus which amount represents the amount of interest which accrues on any "when-issued" Bonds and any Bonds otherwise delivered after the First Settlement Date between the First Settlement Date of the respective Trust and the respective dates of delivery of any Bonds. The Depositor shall reimburse the Trustee for such reduction on or before the First Settlement Date of the Trust. Such fee shall accrue daily and be computed on the basis of the largest par amount of Bonds held by a Trust during the period with respect to which such compensation is paid. The Trustee may periodically adjust the compensation provided for pursuant to this paragraph (i) in response to fluctuations in short-term interest rates and average cash balances of the Trust accounts (reflecting the cost to the Trustee of advancing funds to a Trust and changes in anticipated earnings on cash balances) and (ii) in addition, may from time to time, without the consent or approval of any Unitholder or the Depositor, adjust such portion of its fee as is not computed by reference to the cash balance in the Trust accounts by amounts not exceeding the proportionate increase, during the period from the date of such Agreement to the date of any such increase, in consumer prices as last published prior to each such date under the classification "All Services Less Rent of Shelter" in the Consumer Price Index For All Urban Consumers (CPI-U) U.S. City Average, not seasonally adjusted, based 1982 - 84 = 100, published by the United States Department of Labor. In the event that such classification ceases to incorporate a significant number of items, or if a substantial change is made in the method of establishing such classification, then the classification shall be adjusted in a fair and reasonable manner to the figure that would have resulted had no substantial change occurred in the manner of computing such classification. In the event that such classification (or a successor or substitute index) is not available, such governmental or other service or publication as shall evaluate the information in substantially the same manner as the aforesaid classification shall be used in lieu thereof.

         The Trustee shall also receive, at the times and in the manner set forth in Section 3.04, reimbursement for any and all expenses and disbursements incurred hereunder (except as set forth in Section 8.01(e)), including legal and auditing expenses and additional compensation for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to, all costs and expenses incurred by the Trustee in making any annual or other reports pursuant to Section 8.03, or in making any distribution of cash attributable to failed contracts covering Contract Obligations in accordance with Section 3.04; PROVIDED, HOWEVER, that the amount of any such charge which has not been finally determined as of any Distribution Date may be estimated and any necessary adjustments shall be made in the succeeding period.

         The Trustee shall be indemnified ratably from the Trust Funds and held harmless against any loss, liability or expense incurred without gross negligence, bad faith, willful misconduct or reckless disregard of its duties on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in the premises.

         The Trustee's normal and extraordinary compensation and reimbursement of the above-mentioned expenses and losses shall be charged by the Trustee against the Interest and Principal Accounts of the appropriate Trust Funds in accordance with Section 3.04 on or before each Distribution Date. If the balances in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 8.05, the Trustee shall have the power to sell Bonds in the manner provided in Section 5.02 hereof. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bonds made pursuant to this Section 8.05.

         SECTION 8.06. RESIGNATION, DISCHARGE OR REMOVAL OF THE TRUSTEE; SUCCESSORS. (a) The Trustee may resign and be discharged of the trust created by this Agreement by executing an instrument in writing resigning as Trustee of such trust, filing the same with the Depositor and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 8.06(c), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall use its best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided, by written instrument or instruments delivered to the resigning Trustee and the successor Trustee. In case at any time the Trustee shall not meet the requirements set forth in Section 8.06 hereof, or shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Trustee in an involuntary case, or the Trustee shall commence a voluntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Trustee or for any substantial part of its property shall be appointed, or the Trustee shall generally fail to pay its debts as they become due, or shall fail to meet such written standards for the Trustee's performance as shall be established from time to time by the Depositor, or if the Depositor determines in good faith that there has occurred either (1) a material deterioration in the creditworthiness of the Trustee or (2) one or more negligent acts on the part of the Trustee having a materially adverse effect, whether singly or in the aggregate, on the Trust Fund or on one or more of the Trust Funds of one or more Funds, such that the replacement of the Trustee is in the best interests of the Unitholders, the Depositor, upon 60 days' prior written notice, may remove the Trustee and appoint a successor trustee having qualifications and at a rate of compensation satisfactory to the Depositor by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee. Notice of such appointment of a successor trustee shall be mailed promptly after acceptance of such appointment by the successor trustee to each Unitholder then of record.

         (b) In case at any time the Trustee shall resign and no successor Trustee shall have been appointed within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

         (c) Any successor Trustee appointed hereunder shall execute and acknowledge to the Depositor and the retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed or conveyance shall become vested with all rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee herein and shall be bound by all the terms and conditions of this Agreement PROVIDED, HOWEVER, that no successor trustee shall be under any liability hereunder for occurrences or omissions prior to the execution of such instrument. Upon the request of such successor Trustee, the retiring Trustee shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor Trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all Bonds and moneys at the time held by it hereunder, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section 8.06 shall become effective upon such acceptance of appointment by the successor Trustee.

         (d) Any corporation into which a Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such Trustee hereunder shall be a party, shall be the successor Trustee under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

         SECTION 8.07. QUALIFICATION OF TRUSTEE. The Trustee and any successor Trustee shall be a corporation organized under laws of the United States, or any state thereof, which is authorized under such laws to exercise trust powers and has at all times an aggregate capital, surplus and undivided profits of not less than $500,000.

         SECTION 8.08. COLLATERAL. As collateral security for the prompt payment to the Trustee of all reimbursement to which the Trustee is entitled hereunder and of all sums at any time owed to or payable to the Trustee hereunder (including, without limitation, the prompt reimbursement of the Trustee for any sums that it may from time to time as required hereunder or in its discretion advance to the account of the Trust Fund), the Trustee is hereby granted a first and prior lien and security interest in and to the Trust Fund and all Bonds now or hereafter included therein, including (without limitation) those Bonds listed in the Schedules to the Trust Agreement, together with all Bonds, obligations, Contract Obligations and instruments received in exchange or substitution therefor and all proceeds thereof and all additions and substitutions.


                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. PROCEDURE UPON TERMINATION. This Agreement and the trust created hereby shall terminate as to an individual Trust Fund upon the maturity, redemption, sale or other disposition, as the case may be, of the last Bond held hereunder in such Trust Fund, unless sooner terminated as herein before specified, and may be terminated at any time by written instrument executed by the Depositor and consented to by holders of Units representing 66-2/3% of the Units of such Trust Fund then outstanding under this Agreement; provided, that in no event shall this trust continue with respect to such Trust Fund beyond January l of the fiftieth year after the creation of such Trust Fund.

         This Agreement and the trust created hereby shall be terminated as to the entire Fund upon the maturity, redemption, sale or other disposition, as the case may be, of the last Bond held hereunder, in the last maturing Trust Fund, unless sooner terminated as herein before specified, and may be terminated at any time by written instrument executed by the Depositor and consented to by holders of Units representing 66-2/3% of all Units then outstanding under this Agreement; provided that in no event shall this trust continue beyond December 31 of the year following the termination of the last Trust Fund; and provided further that in connection with any such liquidation it shall not be necessary for the Trustee to dispose of any Bond or Bonds if retention of such Bond or Bonds, until due, shall be deemed to be in the best interests of Unitholders, including, but not limited to, situations in which a Bond or Bonds insured by the Insurance are in default, situations in which Bond or Bonds insured by the Insurance reflect a deteriorated market price resulting from a deterioration in credit quality and situations in which a Bond or Bonds mature after the mandatory termination date.

         Written notice of any termination, specifying the time or times at which any Unitholder holding Certificates may surrender such Certificates for cancellation and the date, determined by the Trustee, upon which the transfer books of the Trustee, maintained pursuant to Section 8.02, shall be closed with respect to the terminated Trust Fund or the entire Fund, as the case may be, shall be given by the Trustee to Unitholders of such terminated Trust Fund or all Unitholders, as the case may be.

         Within a reasonable period of time after the termination of the entire Fund, the Trustee shall sell all of the Bonds then held, if any, and shall:

                  (a) deduct from the Interest Account or to the extent that funds are not available in such Account, from the Principal Account of every Trust Fund separately and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary services in connection with such Trust Fund, (2) any compensation due it for its extraordinary services in connection with such Trust Fund and (3) any other expenses, disbursements and advances in connection with such Trust Fund as provided herein;

                  (b) deduct from the Interest Account or to the extent that funds are not available in such account, from the Principal Account of every Trust Fund separately and pay accrued and unpaid fees in connection with such Trust Fund of the Evaluator, the Depositor and bond counsel, if any;

                  (c) deduct from the Interest Account, or to the extent that funds are not available from such Account, from the Principal Account of every Trust Fund separately any amounts which it in its sole discretion shall deem requisite to be deposited in the Reserve Account to provide for any applicable taxes or other governmental charges that may be payable out of such Trust Fund;

                  (d) distribute to each Unitholder (upon surrender for cancellation of his Certificate or Certificates, if issued) such Unitholder's interest in the balances of the Interest, Principal, and, on the conditions set forth in Section 3.03 hereof, the Reserve Accounts of the Trust Fund in which he holds Units;

                  (e) together with such distribution to each Unitholder as provided for in paragraph (d), furnish to each such Unitholder a final statement as of the date of the computation of the amount distributable to Unitholders of the same Trust Fund, setting forth the data and information in substantially the form and manner provided for in
         Section 3.05 hereof.

         SECTION 9.02. NOTICE TO UNITHOLDERS. In the event that all of the Unitholders holding Certificates shall not surrender their Certificates for cancellation within six months after the time specified in the applicable, above-mentioned notice, the Trustee shall give a second written notice to the remaining Unitholders to surrender their Certificates for cancellation and receive the liquidating distribution with respect thereto. If within one year after the second notice all the Certificates issued shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps to contact the remaining Unitholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in the affected Trust Fund.

         SECTION 9.03. MONEYS TO BE HELD IN TRUST WITHOUT INTEREST. The Trustee shall be under no liability with respect to moneys in the Interest, Principal and Reserve Accounts upon termination, except to hold the same in trust without interest.

         SECTION 9.04. DISSOLUTION OF DEPOSITOR NOT TO TERMINATE. The dissolution of the Depositor shall not, subject to Section 8.01(f), operate to terminate this Agreement or the Fund or any individual Trust Fund.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. AMENDMENT AND WAIVER. This Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders (a) to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provision contained herein; (b) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; or (c) to make such other provisions in regard to matters or questions arising hereunder as shall not adversely affect the interest of the Unitholders (as determined in good faith by the Depositor and the Trustee). This Agreement may also be amended from time to time by the Depositor and the Trustee (or the performance of any of the provisions of this Agreement may be waived) with the consent of holders of Units representing 66-2/3% of the Units at the time outstanding under the Trust Agreement of the individual Trust Fund or Trust Funds affected for the purpose of adding any provisions of this Agreement or of modifying in any manner the rights of the holders of Units of such Trust Fund or Trust Funds; provided, however, that in no event may any amendment be made which would (a) alter the rights to the Unitholders as against each other, (b) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Agreement or (c) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes; provided, further, that the consent of 100% of the Unitholders of any individual Trust Fund is required to amend this Agreement (a) to increase the number of Units of such Trust Fund issuable hereunder above the number of Units specified in the Prospectus or such lesser amount as may be outstanding at any time during the term of this Agreement, (b) to permit, in addition to acquisitions permitted under Sections
3.07 and 3.12 hereof, the acquisition hereunder of any Bonds for such Trust Fund different from those specified in the Schedules to the Trust Agreement, (c) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain amendments and (d) to reduce the interest in such Trust Fund represented by any Units of such Trust Fund.

         Promptly after the execution of any amendment requiring the consent of the Unitholders or of any other amendment if directed by the Depositor, the Trustee shall furnish written notification of the substance of such amendment to each Unitholder then of record affected thereby.

         It shall not be necessary for the consent of Unitholders under this
Section 10.01 or under Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Unitholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         SECTION 10.02. INITIAL COSTS. Unless otherwise provided in the Trust's prospectus, the expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to a Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses shall be borne by the Trust, provided, however, the Trust shall not bear such expenses in excess of the amount shown in the Statements of Net Assets included in the Prospectus, and any such excess shall be borne by the Depositor. To the extent funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 10.02, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date (or such earlier date on which the expenses have been fully accrued) from funds on hand in the Interest Account or, to the extent funds are not available in such Account, from the Principal Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Sections
8.05 and 8.08 with respect to the reimbursement of the disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Bonds as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause (4) of the first sentence of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 5.02, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01.

         SECTION 10.03. REGISTRATION (INITIAL AND CURRENT) OF UNITS AND FUND. The Depositor agrees and undertakes on its own part to register the Units and the Fund with the Securities and Exchange Commission and under the Blue Sky laws of such states as the Depositor may select.

         SECTION 10.04. CERTAIN MATTERS RELATING TO UNITHOLDERS. (a) The death or incapacity of any Unitholder shall not operate to terminate this Agreement, the Fund or the Trust Fund in which he holds Units nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Fund or such Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Agreement, in respect of the Bonds or moneys from time to time received, held and applied by the Trustee hereunder.

         (b) No Unitholder shall have any right to vote except as provided in Sections 9.01 and 10.01 or in any manner otherwise to control the operation of the Fund or the obligations of the parties hereto, nor shall anything set forth in this Agreement or the Trust Agreement or contained in the terms of any Certificates which may have been issued be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Agreement, or for any other cause whatsoever.

         (c) By the purchase and acceptance or other lawful delivery and acceptance of any Unit, whether certificated or not, the Unitholder shall be deemed to be a beneficiary of the Trust created by this Agreement and the Trust Agreement and vested with all right, title and interest in the Trust Fund therein created to the extent of the Unit or Units set forth whether evidenced by such Certificate or held in uncertificated form, subject to the terms and conditions of this Agreement and the Trust Agreement.

         (d) A Unitholder may at any time prior to the Evaluation Time on the date the Trust is terminated tender his Units or his Certificate(s) if held in certificated form (including any temporary Certificate or other evidence of ownership of Units of the Trust Fund, issued by the Trustee or the Depositor) to the Trustee for redemption, subject to and in accordance with Section 5.02.

         SECTION 10.05. NEW YORK LAW TO GOVERN. This Agreement is executed and delivered in the State of New York, and all laws or rules of construction of such State, except for provisions with respect to choice of law, shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

         SECTION 10.06. NOTICES. Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed, first class with proper postage prepaid, or delivered to the Depositor at One Commerce Square, Philadelphia, Pennsylvania 19103, or at such other address as shall be specified in the Prospectus or by the Depositor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed, first class with proper postage prepaid, or delivered to the unit investment trust office of the Trustee at 4 New York Plaza, New York, New York 10004-2413, or such other address as shall be specified to the other parties hereto by the Trustee in writing. Any notice, demand, direction or instruction to be given to the Evaluator hereunder shall be in writing and shall be duly given if mailed, first class with proper postage prepaid, or delivered to the Evaluator at 395 Hudson Street, New York, New York 10014-3622, or at such other address as shall be specified by the Evaluator to the other parties hereto in writing. Any notice to be given to a Unitholder shall be duly given if mailed, first class with proper postage prepaid, or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee.

         SECTION 10.07. SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Certificates or the rights of the holders thereof.

         SECTION 10.08. SEPARATE AND DISTINCT SERIES. Each series of Delaware-Voyageur Tax-Exempt Trust, to which these Standard Terms and Conditions of Trust shall be applicable shall, for all financial and administrative purposes, be considered separate and distinct from every other series, and neither the assets of nor the expenses of any one series shall be applied or charged against any other series.

         IN WITNESS WHEREOF, the parties hereto have caused these Standard Terms and Conditions of Trust, effective May 22, 1997 to be duly executed.





                                   VOYAGEUR FUND MANAGERS, INC.,
                                   Depositor

                                   By
                                      -----------------------------------
                                      Senior Vice President and Secretary


                                   MULLER DATA CORPORATION,
                                   Evaluator

                                   By
                                      -----------------------------------


                                   THE CHASE MANHATTAN BANK,
                                   Trustee


                                   By
                                      -----------------------------------




                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         Old Second's Restated Certificate includes a provision eliminating the liability of directors consistent with Section 102(b)(7) of the DGCL.

         Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including officers and directors, who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify its officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer, director, employee or agent actually and reasonable incurred in connection therewith.

         Old Second's Restated Certificate provides for indemnification of directors and officers of Old Second to the full extent permitted by the DGCL. Old Second maintains a directors' liability policy to insure its liability under the above-described provision of its Restated Certificate and to insure individual directors against certain obligations not covered by such provisions.